Exhibit 10.2

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
SOUTHWEST WATER COMPANY

PETER J. MOERBEEK AND SHELLEY A. FARNHAM certify that:

1.             They are the President and Secretary, respectively, of Southwest Water Company, a Delaware corporation (this “Corporation”).

2.             The following action, setting forth a proposed amendment (the “Amendment”) to the Restated Certificate of Incorporation of this Corporation, was duly approved by the Board of Directors of Southwest Water Company, a Delaware corporation and, at the 2004 Annual Stockholders’ Meeting, by the necessary number of shares as required by statute and the Restated Certificate of Incorporation of this Corporation.

3.             Said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

WHEREAS, Southwest Water Company filed a Certificate of Incorporation with the State of Delaware on February 2, 1988, a Restated Certificate of Incorporation on April 6, 1988, a Certificate of Amendment of Certificate of Incorporation on May 1, 1995, a Certificate of Amendment of Certificate of Incorporation on June 4, 1998, and a Certificate of Correction of Amendment of Restated Certificate of Incorporation on September 14, 1998 (collectively, the “Certificate”);

WHEREAS, the Board of Directors desires to amend and restate Article FOURTH, Paragraph A of the Certificate of this Corporation;

NOW, THEREFORE, IT IS HEREBY RESOLVED, that Article FOURTH, Paragraph A of the Certificate is hereafter amended and restated in its entirety to read:

“A.          The total number of shares of all classes of stock which the Corporation shall have authority to issue is seventy-five million two hundred fifty thousand (75,250,000), consisting of the following:

(1)           two hundred fifty thousand (250,000) shares of Preferred Stock with a par               value of $.01 per share (the “Preferred Stock”); and

(2)           seventy-five million (75,000,000) shares of Common Stock, with a par value of $.01 per share (the “Common Stock”).”

RESOLVED FURTHER, that the Board of Directors hereby authorizes and directs the Secretary of this Corporation to do and perform all acts, to execute and deliver all certificates and to take or cause to be taken all other action as such officer may deem necessary, desirable or appropriate to carry out the full intent and purpose of the foregoing resolution.

IN WITNESS HEREOF, the undersigned have executed this Certificate of Amendment this 17th day of May, 2004.

SOUTHWEST WATER COMPANY,
a Delaware corporation

Peter J. Moerbeek, President

Shelley A. Farnham, Secretary